Exhibit 10.7

FIRST AMENDMENT

TO THE

JERSEY SHORE STATE BANK

AMENDMENT AND RESTATEMENT OF THE

DIRECTOR DEFERRED FEE AGREEMENT

DATED OCTOBER 1, 2004

FOR

THIS FIRST AMENDMENT is adopted this ____ day of ________________, 2006, effective as of January 1, 2005, by and between JERSEY SHORE STATE BANK, a Pennsylvania-chartered commercial bank located in Jersey Shore, Pennsylvania (the “Company”), and                                                  (the “Director”).

The Company and the Director executed the Amendment and Restatement of the Director Deferred Fee Agreement effective as of October 1, 2004 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

Section 1.3 of the Agreement shall be deleted in its entirety and replaced by the following:

1.3                                 “Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such change is defined in Section 409A of the Code and regulations thereunder.

The following Section 1.14a shall be added to the Agreement immediately following Section 1.14:

1.14a                     “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

Section 1.16 of the Agreement shall be deleted in its entirety and replaced by the following:

1.16                           “Termination of Service” means the termination of the Director’s service with the Company for reasons other than death or Disability. Whether a Termination of Service takes place is determined based on the facts and circumstances surrounding the termination of the Director’s service and whether the Company and the Director intended for the Director to provide significant services for the Company following such termination.

Section 4.1.2 of the Agreement shall be deleted in its entirety and replaced by the following:

4.1.2                        Payment of Benefit. The Company shall pay the benefit to the Director in the form specified in Election Form C, commencing within thirty (30) days of Termination of Service. If installment payments are elected, the Company shall continue to credit interest to the Deferral Account at a rate based on the yield on the 10 Year Treasury Note, compounded monthly, using the average yield in effect for the month immediately prior to commencement of benefit payments.

Section 4.3 of the Agreement shall be deleted in its entirety and replaced by the following:

4.3                                 Upon the determination of the Director’s Disability, prior to the Normal Benefit Age, the  Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

The phrase “Unforeseeable Emergency” in Section 4.5 shall be revised in each place it appears to read “Unforeseeable Financial Emergency.”

The following Sections 4.6, 4.7 and 4.8 shall be added to the Agreement immediately following Section 4.5:

4.6                                 Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary (without regard to Section 5.3), if the Director is considered a Specified Employee at Termination of Service under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made by reason of Termination of Service may not commence earlier than six (6) months after the date of such Termination of Service. Therefore, in the event this Section 4.6 is applicable to the Director, any distribution which would otherwise be paid to the Director within the first six months following the Termination of Service shall be accumulated and paid to the Director in a lump sum on the first day of the seventh month following the Termination of Service. All subsequent distributions shall be paid in the manner specified.

4.7                                 Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount into the Director’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Director’s Deferral Account balance or Accrual Balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

4.8                                 Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)                                  may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)                                 must, for benefits distributable under Sections 4.1, 4.2, 4.3 and 4.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made;  and

(c)                                  must take effect not less than twelve (12) months after the election is made.

Article 9 of the Agreement shall be deleted in its entirety and replaced by the following:

Article 9
Amendments and Termination

9.1                                 Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Director. However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

9.2                                 Plan Termination Generally. The Company may unilaterally terminate this Agreement at any time. Except as provided in Section 9.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

9.3                                 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 9.2, if the Company terminates this Agreement in the following circumstances:

(a)                                  Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company’s arrangements which are substantially similar to the Agreement are terminated so the Director and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)                                 Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Director’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)                                  Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination;

the Company may distribute the Deferral Account balance, as shown on Exhibit D of the Agreement, to the Director, in a lump sum subject to the above terms.

The following Section 9.4 shall be added to the Agreement immediately following Section 9.3:

9.4                                Code Section 409A. Notwithstanding anything herein to the contrary, the provisions of this Agreement are subject to the conditions and provisions of Section 409A of the Code.              To the extent any provision of the Agreement violates the provisions of Section 409A of the Code, thereby potentially resulting in adverse tax consequences to the Director, the Company and the Director shall negotiate, in good faith and to the extent possible, to ameliorate or eliminate such potential adverse tax consequences to the Director. In connection therewith, in the event the provision of payments or benefits is accelerated, the Company or its successors may take into account reasonable present value concepts in making any payments or providing accelerated benefits hereunder.

The following Sections 10.11 and 10.12 shall be added to the Agreement immediately following Section 10.10:

10.11                     Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

10.12                     Rescission. Any modification to the terms of this Agreement that would inadvertently result in an additional tax liability on the part of the Director, shall have no effect provided the change in the terms of the plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.

IN WITNESS OF THE ABOVE, the Director and the Company hereby consent to this First Amendment.

Director:	Jersey Shore State Bank

By

Name:	Title

Jersey Shore State Bank

Director Deferred Fee Agreement

ELECTION FORM—Initial Election

AMENDED EXHIBIT C

JERSEY SHORE STATE BANK

DIRECTOR DEFERRED FEE AGREEMENT

ELECTION FORM

Benefit	Distribution of Benefit
	Lump Sum (Initial)	Equal Monthly Installments for 60 months. (Initial)
§ 4.1.2—Normal Benefit Age
§ 4.2.2—Early Termination Benefit
§ 4.3.2—Disability Benefit
§ 4.4.2—Change in Control Benefit
Article 5—Death Benefit

Printed Name:

Signature:

Date:

Received by the Plan Administrator this ____ day of ________________ , 2 ____

By:

Title: